Exhibit 99.1

Codexis Reports Second Quarter 2020 Financial Results

Revenues increased 21% to $15 million; 72% rise in R&D revenue included a significant contribution from the Takeda biotherapeutics partnership

Conference call with slides begins at 4:30 p.m. Eastern time today

REDWOOD CITY, Calif. (August 6, 2020) - Codexis, Inc. (Nasdaq: CDXS), a leading protein engineering company, announces financial results for the three and six months ended June 30, 2020 and provides a business update. Management will hold a conference call today beginning at 4:30 p.m. Eastern time, with accompanying updated Pipeline Snapshot slides available here.

“We delivered better-than-expected revenues for the quarter of $15.0 million, up 21% over the prior year, led by strength in R&D revenues which grew 72%,” said Codexis President and CEO John Nicols. “Throughout the pandemic we have continued to forge key partnerships that build toward a strong future. Our partnership with Takeda, which we announced in late March as the pandemic surged, contributed significant revenues in the second quarter. We also executed new deals with Alphazyme and Molecular Assemblies that highlighted four new Performance Enzymes that we are working to commercialize into high growth life science applications, targeting improvements to the manufacture and diagnosis of both DNA and RNA.

“Our new partnerships build upon a strong foundation backed by our highly capable team and substantial financial resources. Our updated Pipeline Snapshot now showcases 65 pre-commercial and commercial programs, a growth of 25% versus the last year, including 13 self-funded programs. The number of commercial stage programs, which generate recurring revenues for us, delivered the largest annual jump since we started providing the pipeline snapshots four years ago. We look to work with our customers and partners to continue this growing commercialization trend especially given the continued progress in over 50 advanced stage pre-commercial programs, both internal and external, being managed by the Codexis team in parallel,” Mr. Nicols said.

“In response to COVID-19, following nearly two months of lab shutdown, we gradually ramped up our R&D operations beginning in early May, by staggering work schedules and adapting our facility to provide a safe environment for all on-site employees, so that at present we are utilizing the majority of our normal R&D capacity. We currently plan to return to full R&D capacity around the end of the summer, but note that a resurgence of COVID-19 and other factors could impact that timeframe.”

Second Quarter Financial Results
Codexis is reporting two business segments: the Performance Enzymes segment, which consists of its protein catalyst and enzyme product and service offerings with a focus on pharmaceutical, food, molecular diagnostics and other industrial markets; and the Novel Biotherapeutics discovery and development segment.

Total revenues for the second quarter of 2020 were $15.0 million, up 21% from $12.3 million for the second quarter of 2019. Product revenue was $4.5 million, compared with $6.2 million for the second quarter of 2019, with the decrease due to the timing of demand for various enzymes. Research and development (R&D) revenue for the second quarter of 2020 was $10.5 million, up 72% from $6.1 million for the prior-year period, primarily due to revenues under the Novartis CodeEvolver® licensing agreement and license fees from the Takeda collaboration, partially offset by lower revenue as a result of delays attributable to the COVID-19 pandemic. R&D revenue for the second quarter of 2020 included $3.0 million from the Performance Enzymes segment and $7.5 million from the Novel Biotherapeutics segment. R&D revenue for the second quarter of 2019 included $4.3 million from the Performance Enzymes segment and $1.7 million from the Novel Biotherapeutics segment.

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Gross margin on product revenue for the second quarter of 2020 was 62%, up from 56% for the second quarter of 2019 due to product mix.

R&D expenses were $10.9 million for the second quarter of 2020, compared with $8.3 million for the second quarter of 2019, with the increase primarily due to higher regulatory expenses, higher headcount and higher allocable expenses, partially offset by lower lab supplies expenses and lower outside services. R&D expenses for the second quarter of 2020 included $5.0 million from the Performance Enzymes segment and $5.5 million from the Novel Biotherapeutics segment. R&D expenses for the second quarter of 2019 included $5.1 million from the Performance Enzymes segment and $2.9 million from the Novel Biotherapeutics segment.

Selling, general and administrative (SG&A) expenses for the second quarter of 2020 were $8.5 million, compared with $7.9 million for the second quarter of 2019, with the increase primarily due to costs associated with legal and accounting fees and outside services, and higher facilities and headcount, partially offset by lower allocable expenses. SG&A expenses for the second quarter of 2020 included $2.4 million from the Performance Enzymes segment, $0.6 million from the Novel Biotherapeutics segment and the remaining portion is included in $5.8 million in corporate overhead, depreciation, amortization and other expenses, net. SG&A expenses for the second quarter of 2019 included $2.4 million from the Performance Enzymes segment, $0.6 million from Novel Biotherapeutics and the remaining portion is included in $5.1 million in corporate overhead, depreciation, amortization and other expenses, net.

The net loss for the second quarter of 2020 was $6.3 million, or $0.11 per share, compared with a net loss for the second quarter of 2019 of $6.5 million, or $0.12 per share. Non-GAAP net loss for the second quarter of 2020 was $3.9 million, or $0.07 per share, compared with non-GAAP net loss for the second quarter of 2019 of $4.1 million, or $0.08 per share. A reconciliation of GAAP to non-GAAP measures is provided below.

Year-to-date Financial Results
Total revenues for the six months ended June 30, 2020 were $29.6 million, up 6% from $27.9 million for the six months ended June 30, 2019, and included $20.0 million in R&D revenue and $9.6 million in product revenue. R&D revenue for the first six months of 2020 included $8.8 million from the Performance Enzymes segment and $11.2 million from the Novel Biotherapeutics segment. R&D revenue for the first six months of 2019 included $6.4 million from the Performance Enzymes segment and $7.2 million from the Novel Biotherapeutics segment.

Gross margin on product sales for the first six months of 2019 was 56%, up from 50% for the prior-year period due to product mix.

R&D expenses for the first six months of 2020 were $21.8 million, compared with $16.3 million for the first six months of 2019, with the increase primarily due to higher regulatory expenses, higher headcount and higher allocable expenses, partially offset by lower lab supplies and outside services. R&D expenses for the first half of 2020 included $10.7 million from the Performance Enzymes segment and $10.4 million from the Novel Biotherapeutics segment. R&D expenses for first half of 2019 included $9.6 million from the Performance Enzymes segment and $6.2 million from the Novel Biotherapeutics segment.

SG&A expenses for the first six months of 2020 were $17.5 million, compared with $16.3 million for the first six months of 2019, with the increase due to an increase in costs associated with legal and accounting fees, higher facilities and headcount and licensed technology, partially offset by lower allocable expenses and lower travel expenses. SG&A expenses for the first half of 2020 included $4.7 million from Performance Enzymes, $1.2 million from the Novel Biotherapeutics segment and the remaining portion is included in the $12.0 million in corporate overhead, depreciation and amortization expense, net. SG&A expenses for the first half of 2019 included $4.5 million from the Performance Enzymes segment, $1.1 million from the Novel Biotherapeutics segment and the remaining portion is included in the $11.1 million in corporate overhead and depreciation and amortization expense, net.

The net loss for the six months ended June 30, 2020 was $14.0 million, or $0.24 per share, compared with a net loss for the six months ended June 30, 2019 of $11.6 million, or $0.21 per share. Non-GAAP net loss for the first six
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months of 2020 was $9.0 million or $0.15 per share, compared with a non-GAAP net loss for the first six months of 2019 of $6.9 million, or $0.13 per share.

Cash and cash equivalents as of June 30, 2020 were $75.6 million, compared with $90.5 million as of December 31, 2019.

Non-GAAP Financial Measures
Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude the non-cash items depreciation expense and stock-based compensation expense. Non-GAAP financial measures presented are non-GAAP net income or loss, non-GAAP net income or loss per share (basic and diluted), non-GAAP R&D expense and non-GAAP SG&A expense. Non-GAAP operating expenses exclude stock-based compensation expense and depreciation of fixed assets.

Codexis management uses these non-GAAP financial measures to monitor and evaluate the Company’s operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. Codexis management believes the non-GAAP information is useful for investors by offering them the ability to identify trends in what management considers to be Codexis’ core operating results and to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all expenses that affect Codexis. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP, and therefore these non-GAAP results should only be used for evaluation in conjunction with the corresponding GAAP measures. A description of the non-GAAP calculations and reconciliation to comparable GAAP financial measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Impact of COVID-19 Pandemic
We continue to experience some business disruptions as a result of the COVID-19 pandemic. Our headquarters in Redwood City, California are subject to local and state ordinances relating to sheltering in place for all non-essential businesses and activities. During the period from mid-March 2020 through the end of April 2020, in response to governmental orders governing the operation of businesses during the pandemic, we temporarily closed our Redwood City, California facilities which resulted in a suspension of research and development and pilot plant operations. In May 2020, we initiated limited operations and gradually ramped up our R&D operations so that at present we are utilizing the majority of our normal R&D capacity. Additionally, we resumed small scale manufacturing at our Redwood City pilot plant in May 2020. Our larger volume manufacturing partners have remained operational to date, enabling continued production of critical materials for our customers, and our supply chain team has continued to ship products near or on schedule. We and our partners continue to strive to meet customers’ product supply needs, but our forward deliveries may be impacted as the global situation continues to develop. In addition, restrictions on the ability to travel and access to our customers, partners, suppliers or contract manufacturers, as well as temporary closures of our facilities or the facilities of our customers, partners, suppliers or contract manufacturers could negatively impact our sales and operating results. The impact of the COVID-19 outbreak on local economies and the global stock markets could also lead to delays in delivering our products and services to customers and collaboration partners and decreased demand for our products and services. The total impact of these disruptions could have a material impact on our financial results. Due to the uncertain scope and duration of the pandemic, and uncertain timing of global recovery and economic normalization, we cannot at this time estimate the future impact on our operations and financial results. As a result, we have withdrawn our full year 2020 financial guidance.

Conference Call and Webcast
Codexis will hold a conference call and audio webcast today beginning at 4:30 p.m. Eastern time. A slide presentation featuring an updated Product Pipeline to accompany the conference call commentary is available here. The conference call dial-in numbers are 866-777-2509 for domestic callers and 412-317-5413 for international callers, and the passcode is 10146500. A live webcast of the call will be available on the Investors section of www.codexis.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 877-344-7529 for domestic callers, 855-669-9658 for Canadian callers or 412-317-0088 for
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international callers. Please use the passcode 10146500 to access the recording. A webcast replay will be available on the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.

About Codexis, Inc.
Codexis is a leading protein engineering company that applies its proprietary CodeEvolver® technology to develop proteins for a variety of applications, including as biocatalysts for the commercial manufacture of pharmaceuticals, fine chemicals and industrial enzymes, and enzymes as biotherapeutics and for use in molecular diagnostics. Codexis’ proven technology enables improvements in protein performance, meeting customer needs for rapid, cost-effective and sustainable manufacturing in multiple commercial-scale implementations of biocatalytic processes. For more information, see www.codexis.com.

Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Codexis’ expectations regarding its partnerships with Takeda, Alphazyme and Molecular Assemblies, its ability to continue to expand the number of commercial stage programs it is managing, its ability to continue to restore normal R&D operating capacity through the remainder of 2020 and the possible impacts of the COVID-19 pandemic on Codexis’s operations and businesses and Codexis’ prospects for recovery from those impacts. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: the continuing effect of the COVID-19 pandemic on the operations of Codexis, its suppliers and customers; Codexis’ dependence on its licensees and collaborators; Codexis’ dependence on a limited number of products and customers; potential adverse effects to Codexis’ business if its customers’ products are not received well in the markets; Codexis’ ability to deploy its technology platform in new market spaces; Codexis’ dependence on key personnel; Codexis’ ability to compete may decline if it loses some of its intellectual property rights; third party claims that Codexis infringes third-party intellectual property rights; Codexis could face increased competition if third parties misappropriate Codexis biocatalysts; the uncertainties inherent in research and the clinical development process, including risks, uncertainties and costs associated with the successful development of biotherapeutic candidates, including obtaining development partners for Codexis’ unpartnered biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals; Codexis’ dependence on its biotherapeutic licensees and collaborators, including Codexis’ dependence on Nestlé Health Science for the successful development and commercialization of CDX-6114; Codexis’ biotherapeutic programs are early stage, highly regulated and expensive; the regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and the results inherently unpredictable; results of preclinical studies and early clinical trials of product candidates may not be predictive of results of later studies or trials; unintended or undesirable side effects of our product candidates could hinder or prevent receipt of regulatory approval; even if regulatory approval is obtained for any products that we develop alone or with collaborators, such products will remain subject to ongoing regulatory requirements and expenses; our biotherapeutic products may face competition in the market; Codexis’ dependence on a limited number of products and customers in its biocatalysis business; potential adverse effects to Codexis’ business if its customers’ pharmaceutical or food products are not received well in the markets; risks, uncertainties and costs associated with the successful development of biotherapeutic candidates, including obtaining development partners for its biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals; and risks associated with epidemic diseases or the perception of their effects. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2020 and its Quarterly Report on Form 10-Q filed with the SEC on May 8, 2020, including under the caption “Risk Factors” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:
LHA Investor Relations
Jody Cain, 310-691-7100
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jcain@lhai.com

Financial Tables to Follow

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Product revenue	$4,504	$6,249	$9,604	$14,236
Research and development revenue	10,463	6,070	20,033	13,665
Total revenues	14,967	12,319	29,637	27,901
Costs and operating expenses:
Cost of product revenue	1,699	2,772	4,240	7,163
Research and development	10,853	8,274	21,820	16,290
Selling, general and administrative	8,522	7,896	17,512	16,311
Total costs and operating expenses	21,074	18,942	43,572	39,764
Loss from operations	(6,107)	(6,623)	(13,935)	(11,863)
Interest income	57	220	323	450
Other income (expenses), net	13	(88)	(72)	(211)
Loss before income taxes	(6,037)	(6,491)	(13,684)	(11,624)
Provision for income taxes	307	16	312	19
Net loss	$(6,344)	$(6,507)	$(13,996)	$(11,643)

Net loss per share, basic and diluted	$(0.11)	$(0.12)	$(0.24)	$(0.21)

Weighted average common stock shares used in computing net loss per share, basic and diluted	59,000	54,954	58,944	54,564

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$75,649	$90,498
Restricted cash, current	619	661
Financial assets:
Accounts receivable	14,035	9,063
Contract assets	—	1,027
Unbilled receivables	12,412	10,099
Total Financial assets	26,447	20,189
Less: allowances	(34)	(34)
Total Financial assets, net	26,413	20,155
Inventories	686	371
Prepaid expenses and other current assets	3,131	2,520
Total current assets	106,498	114,205
Restricted cash	1,062	1,062
Investment in Equity Securities	1,000	—
Right-of-use assets - Operating leases, net	22,599	23,837
Right-of-use assets - Finance leases, net	170	268
Property and equipment, net	6,822	6,282
Goodwill	3,241	3,241
Other non-current assets	391	178
Total assets	$141,783	$149,073

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,637	$2,621
Accrued compensation	4,979	5,003
Other accrued liabilities	6,943	6,540
Current portion of lease obligations - Operating leases	2,482	1,107
Current portion of lease obligations - Finance leases	—	60
Deferred revenue	1,903	57
Total current liabilities	18,944	15,388
Deferred revenue, net of current portion	3,142	1,987
Long-term lease obligations - Operating leases	23,665	24,951
Other long-term liabilities	1,246	1,230
Total liabilities	46,997	43,556

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	451,185	447,920
Accumulated deficit	(356,405)	(342,409)
Total stockholders' equity	94,786	105,517
Total liabilities and stockholders' equity	$141,783	$149,073
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Codexis, Inc.
Segmented Information
(Unaudited)
(In Thousands)

	Three months ended June 30, 2020			Three months ended June 30, 2019
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$4,504	$—	$4,504	$6,249	$—	$6,249
Research and development revenue	3,002	7,461	10,463	4,340	1,730	6,070
Total revenues	7,506	7,461	14,967	10,589	1,730	12,319
Costs and operating expenses:
Cost of product revenue	1,699	—	1,699	2,772	—	2,772
Research and development (1)	4,997	5,490	10,487	5,134	2,856	7,990
Selling, general and administrative(1)	2,375	621	2,996	2,362	561	2,923
Total segment costs and operating expenses	9,071	6,111	15,182	10,268	3,417	13,685
Income (loss) from operations	$(1,565)	$1,350	(215)	$321	$(1,687)	(1,366)
Corporate costs (2)			(5,316)			(4,698)
Depreciation and amortization			(506)			(427)
Loss before income taxes			$(6,037)			$(6,491)

(1) Research and development expenses and Selling, general and administrative expenses exclude depreciation and amortization of finance leases.
(2) Corporate costs include unallocated selling, general and administrative expense, interest income, and other income and expenses.

	Six Months Ended June 30,			Six Months Ended June 30,
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$9,604	$—	$9,604	$14,236	$—	$14,236
Research and development revenue	8,775	11,258	20,033	6,440	7,225	13,665
Total revenues	18,379	11,258	29,637	20,676	7,225	27,901
Costs and operating expenses:
Cost of product revenue	4,240	—	4,240	7,163	—	7,163
Research and development (1)	10,693	10,415	21,108	9,576	6,172	15,748
Selling, general and administrative (2)	4,720	1,213	5,933	4,463	1,078	5,541
Total segment costs and operating expenses	19,653	11,628	31,281	21,202	7,250	28,452
Loss from operations	$(1,274)	$(370)	(1,644)	$(526)	$(25)	(551)
Corporate costs (2)			(11,042)			(10,271)
Depreciation and amortization			(998)			(802)
Loss before income taxes			$(13,684)			$(11,624)

(1) Research and development expenses and Selling, general and administrative expenses exclude depreciation and amortization of finance leases.
(2) Corporate costs include unallocated selling, general and administrative expense, interest income, and other income and expenses.
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Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

(i) Research and development expenses
Research and development expenses - GAAP	$10,853	$8,274	$21,820	$16,290
Non-GAAP adjustments:
Depreciation expense(a)	(341)	(261)	(662)	(492)
Stock-based compensation(b)	(471)	(403)	$(894)	$(791)
Research and development expenses - Non-GAAP	$10,041	$7,610	$20,264	$15,007

(ii) Selling, general and administrative expenses
Selling, general and administrative expenses - GAAP	$8,522	$7,896	$17,512	$16,311
Non-GAAP adjustments:
Depreciation expense(a)	(121)	(112)	(238)	(201)
Stock-based compensation(b)	(1,468)	(1,585)	(3,214)	(3,260)
Selling, general and administrative expenses - Non-GAAP	$6,933	$6,199	$14,060	$12,850

(iii) Net loss
Net loss - GAAP	$(6,344)	$(6,507)	$(13,996)	$(11,643)
Non-GAAP adjustments:
Depreciation expense(a)	462	373	900	693
Stock-based compensation(b)	1,939	1,988	4,108	4,051
Net loss - Non-GAAP	$(3,943)	$(4,146)	$(8,988)	$(6,899)

(iv) Net loss per share
Net loss per share - GAAP, basic and diluted	$(0.11)	$(0.12)	$(0.24)	$(0.21)
Non-GAAP adjustments:
Depreciation expense(a)	$0.01	$0.01	$0.02	$0.01
Stock-based compensation(b)	$0.03	$0.04	$0.07	$0.07
Net loss per share - Non-GAAP, basic and diluted	$(0.07)	$(0.08)	$(0.15)	$(0.13)

Weighted average common shares used in computing GAAP and non-GAAP net loss per share, basic and diluted	59,000	54,954	58,944	54,564

These non-GAAP financial measures exclude the following items:
(a) Depreciation expense: We provide non-GAAP information which excludes depreciation expense related to the depreciation of property and equipment. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.
(b) Stock-based compensation expense: We provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our operations. We also believe that the exclusion of stock-based compensation expense provides for a better comparison of Codexis' operating results to prior periods as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.
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